EXHIBIT 2


                              SECOND AMENDMENT

                                     TO

                       SECURITIES PURCHASE AGREEMENT

     SECOND AMENDMENT (this "Second Amendment") dated as of July 13, 2000, by and among PROMEDCO MANAGEMENT COMPANY, a Delaware corporation (the "Company"), GS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("GSCP"), and certain affiliates of GSCP set forth on the signature page of this Second Amendment (the "GSCP Affiliates", and collectively with GSCP and including their respective successors and assigns, the "Investors", and each individually, an "Investor").

     WHEREAS, the Company and the Investors previously entered into a Securities Purchase Agreement, dated as of January 13, 2000, and the First Amendment to the Securities Purchase Agreement, dated as of May 5, 2000 (as amended, the "Securities Purchase Agreement"); and

     WHEREAS, on June 12, 2000, the Second Closing occurred and the Investors purchased 265,000 shares of Series A Preferred Stock and Warrants to purchase 125,000 shares of Series B Preferred Stock; and

     WHEREAS, simultaneously with the Second Closing, the Investors exercised all of the Warrants; and

     WHEREAS, the Investors are contemplating transferring shares of Series A Preferred Stock and Series B Preferred Stock to MTS Investors E, L.P., a Delaware limited partnership ("MTS"), after the date hereof (the "MTS Transfer"); and

     WHEREAS, the Company and the Investors desire to further amend the Securities Purchase Agreement to provide MTS with certain rights.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS; INTERPRETATION. Unless otherwise specifically defined herein, each term used herein which is defined in the Securities Purchase Agreement has the meaning assigned to such term in the Securities Purchase Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Securities Purchase Agreement shall from and after the effective date of this Second Amendment refer to the Securities Purchase Agreement as amended hereby and by the First Amendment to the Securities Purchase Agreement, except in any instance in the Securities Purchase Agreement where any such reference relates to the date of the execution of the Securities Purchase Agreement in which instance such reference shall relate to the Securities Purchase Agreement without giving effect to this amendment.

     SECTION 2. AMENDMENTS. The Securities Purchase Agreement is hereby amended as follows:

     (a) The following definitions are hereby added to Section 1.1:

          "GS Preferred Designees" shall have the meaning ascribed thereto in Section 5.9(b).

          "MTS" shall mean MTS Investors E, L.P., a Delaware limited partnership.

          "MTS Designees" shall have the meaning ascribed thereto in
Section 5.9(c).

     (b) The definition of "Second Closing Ownership Amount" is hereby amended and restated as follows:

          "Second Closing Ownership Amount" shall mean the number of shares of Common Stock beneficially owned by the Investors as of the Second Closing.

     (c) Section 2.6(a)(ix) is hereby amended by adding the words "GS" immediately before the words "Preferred Designees".

     (d) Sections 5.9 is hereby amended and restated in its entirety as follows:

          5.9. Board Representation. (a) From January 20, 2000 and for so long as the Investors and their Affiliates own at least $5,500,000 in aggregate principal amount of the Notes, GSCP shall have the right to designate, at all times and from time to time, one director of the Company (which director shall also serve on the Executive Committee of the Board of Directors) (individuals designated pursuant to this paragraph, together with the Initial Noteholder Designee, the "Noteholder Designees"). GSCP shall cause the Noteholder Designee to resign from the Executive Committee of the Board of Directors on the Second Closing Termination Date.

          (b) From the Second Closing Date and for so long as the Investors (excluding MTS and its Affiliates) and their Affiliates collectively beneficially own not less than (i) 85% of the Second Closing Ownership Amount (as such ownership may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events), GSCP shall have the right to designate, at all times and from time to time, three directors of the Company; (ii) 33 1/3% of the Second Closing Ownership Amount (as such ownership may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events), GSCP shall have the right to designate, at all times and from time to time, two directors of the Company; and (iii) 10.0% of the Second Closing Ownership Amount (as such ownership may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events), GSCP shall have the right to designate, at all times and from time to time, one director of the Company (individuals designated pursuant to this paragraph, the "GS Preferred Designees"). The initial GS Preferred Designees elected pursuant to paragraph (d) below and the initial Noteholder Designee elected prior to the Initial Closing shall be the initial GS Preferred Designees.

          (c) From the date of the MTS Transfer and for so long as MTS and its Affiliates collectively beneficially own not less than 10% of the Second Closing Ownership Amount (as such ownership may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events), MTS shall have the right to designate, at all times and from time to time, one director of the Company (the individuals designated pursuant to this paragraph, the "MTS Designee"), and together with the GS Preferred Designees, the "Preferred Designees", and together with the GS Preferred Designees and the Noteholder Designee, the "Investor Designees").

          (d) Prior to the Second Closing, each of the Company and the Board of Directors shall take such action as may be necessary (including seeking any necessary vote or approval of any stockholder of the Company, taking any action necessary to expand the size of the Board of Directors, or causing any existing director to resign in order to make room for the initial GS Preferred Designees) to cause the initial GS Preferred Designees to be elected to the Board of Directors. Promptly after the MTS Transfer, if MTS is entitled to designate a director pursuant to paragraph (c) above, each of the Company and the Board of Directors shall take such action as may be necessary (including seeking any necessary vote or approval of any stockholder of the Company, taking any action necessary to expand the size of the Board of Directors, or causing any existing director to resign in order to make room for the MTS Designee) to cause the initial MTS Designee to be elected to the Board of Directors.

          (e) GSCP and the Company agree that one GS Preferred Designee shall have the right to sit on the Executive Committee of the Board of Directors.

          (f) If requested by GSCP, the Company will use its reasonable best efforts (in accordance with the certificate of incorporation and by-laws of the Company and the DGCL) to cause the removal any GS Preferred Designee (in accordance with the certificate of incorporation and by-laws of the Company and the DGCL). Any vacancy among the GS Preferred Designees caused by removal or by the death, retirement or resignation of any GS Preferred Designee shall be filled by a Person designated by GSCP, and the Company agrees to take any such action as is necessary, in accordance with the certificate of incorporation and by-laws of the Company and the DGCL, to cause such designee to be appointed or elected to the Board of Directors. In the event that the term of any director who at such time is a GS Preferred Designee is to expire, then in connection with any meeting of the Company's stockholders at which a successor to such director is to be elected, the Company shall nominate a GS Preferred Designee designated by GSCP and shall recommend that stockholders vote in favor of such individual's election to the Board of Directors in any proxy statement, information statement or other communication to stockholders issued or disseminated by the Company. In the event of any vacancy among the GS Preferred Designees, the Board of Directors shall not take any action not approved by the remaining GS Preferred Designee(s) (or by GSCP if there be no remaining GS Preferred Designee) during the period from the time GSCP informs the Company of a designee to fill any such vacancy to the time such designee is duly appointed or elected to the Board of Directors. Whenever the number of directors that GSCP has the right to designate is reduced in accordance with paragraphs (a) and (b) above, GSCP will cause the appropriate number of GS Preferred Designee(s) to tender their resignation(s) from the Board of Directors.

          (g) If requested by MTS, the Company will use its reasonable best efforts (in accordance with the certificate of incorporation and by-laws of the Company and the DGCL) to cause the removal of the MTS Designee (in accordance with the certificate of incorporation and by-laws of the Company and the DGCL). If no MTS Designee is on the Board of Directors due to removal or by the death, retirement or resignation of the MTS Designee, the vacancy shall be filled by a Person designated by MTS, and the Company agrees to take any such action as is necessary, in accordance with the certificate of incorporation and by-laws of the Company and the DGCL, to cause such designee to be appointed or elected to the Board of Directors. In the event that the term of the MTS Designee is to expire, then in connection with any meeting of the Company's stockholders at which a successor to the MTS Designee is to be elected, the Company shall nominate the MTS Designee designated by MTS and shall recommend that stockholders vote in favor of such individual's election to the Board of Directors in any proxy statement, information statement or other communication to stockholders issued or disseminated by the Company. If at any time MTS is no longer permitted to designate a director pursuant to paragraph (c) above, MTS will cause the MTS Designee to tender his resignation(s) from the Board of Directors.

          (h) After the date hereof, without the prior written consent of GSCP, the Board of Directors (i) shall not consist of more than eight members so long as the Investors and their Affiliates own any Notes and
(ii) shall not consist of more than ten members so long as the Investors and their Affiliates beneficially own at least 10.0% of Second Closing Ownership Amount (as such ownership may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events).

          (i) The rights of GSCP set forth in this Section 5.9 are intended to satisfy the requirement of contractual management rights for purposes of qualifying GSCP's interests in the Company as venture capital investments for purposes of the Department of Labor's "plan assets" regulations, and in the event such rights are not satisfactory for such purpose as to GSCP, the Company and the Investors shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations.

     (e) Section 6.2(f) is hereby amended by inserting the words "GS" immediately prior to the words "Preferred Designees".

     SECTION 3. COUNTERPARTS; EFFECTIVENESS. This Second Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Second Amendment shall become effective simultaneously with the consummation of the MTS Transfer.

     SECTION 4. MISCELLANEOUS. Except as expressly set forth in this Second Amendment, the Securities Purchase Agreement shall otherwise remain unchanged and in full force and effect and remain binding upon the parties hereto.

     SECTION 5. CONSENT. The Company hereby acknowledges and consent to the MTS Transfer, and in connection therewith the Company hereby consents, pursuant to Section 9.5 of the Securities Purchase Agreement, to the assignment of certain of the Investors' rights and obligations under the Securities Purchase Agreement such that MTS will, upon consummation of the MTS Transfer, be an "Investor" under the Securities Purchase Agreement for all purposes and as such will be entitled to all of the rights and subject to all of the obligations of an "Investor".

     IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment or have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                              PROMEDCO MANAGEMENT COMPANY

                              By: /s/ Robert D. Smith
                                  --------------------------------
                                  Name:  Robert D. Smith
                                  Title: Chief Finaicial Officer


                              GS CAPITAL PARTNERS III, L.P.

                              By: GS Advisors III, L.L.C.,
                                  its general partner

                              By: /s/ John E. Bowman
                                  --------------------------------
                                  Name:  John E. Bowman
                                  Title: Vice President


                              GS CAPITAL PARTNERS III OFFSHORE, L.P.

                              By: GS Advisors III, L.L.C.,
                                  its general partner

                              By: /s/ John E. Bowman
                                  --------------------------------
                                  Name:  John E. Bowman
                                  Title: Vice President

                              GOLDMAN, SACHS & CO.
                                 VERWALTUNGS GMBH

                              By: /s/ Joseph H. Gleberman
                                  --------------------------------
                                  Name:  Joseph H. Gleberman
                                  Title: Managing Director

                              and

                              By: /s/ John E. Bowman
                                  --------------------------------
                                  Name:  John E. Bowman
                                  Title: Registered Agent


                              STONE STREET FUND 2000, L.P.
                              By: Stone Street 2000, L.L.C.,
                                  its general partner

                              By: /s/ John E. Bowman
                                  --------------------------------
                                  Name:  John E. Bowman
                                  Title: Vice President

AGREED TO AND ACCEPTED

MTS INVESTORS E, L.P.

By:  MTS Investors, L.L.C.,
     its general partner

By:  /s/ Curtis S. Lane
     -----------------------------
     Name:  Curtis S. Lane
     Title: Partner